INDEPENDENT AUDITORS' CONSENT
- - -----------------------------



We consent to the incorporation by reference in Registration Statement No. 33-31765 of The Pep Boys - Manny, Moe and Jack on Form S-8 of our report dated April 8, 1994 appearing in the Annual Report on Form 11-K of The Pep Boys Savings Plan for the year ended December 31, 1993.





DELOITTE & TOUCHE
Philadelphia,  Pennsylvania
June 17, 1994